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Exhibit 10.7

                                 PROMISSORY NOTE

$200,000.00                                              Date: December 23, 2002

For value received, the undersigned Electronic Tele-Communications, Inc. (the "Borrower"), at 1915 MacArthur Road, Waukesha, Wisconsin 53188, promises to pay to the order of esitec, llc, (the "Lender"), at 1915 MacArthur Road Suite 1, Waukesha, Wisconsin 53188, (or at such other place as the Lender may designate in writing) the outstanding principal sum of up to $200,000.00 with interest from date of first draw, on the unpaid principal at the prime rate as reported in the Wall Street Journal ("Prime").

The Borrower may request to draw sums against this promissory note in increments of $10,000.00 up to the maximum sum of $200,000.00, subject to Lender's approval of said draw based on Borrower's stated use of said funds and current financial position, and Lender's availability of said funds.

Unpaid principal after the Due Date shown below shall accrue interest at a rate of Prime plus 2% annually until paid.

The unpaid principal and accrued interest shall be payable in monthly installments of interest only beginning on the first day of the calendar month following a draw by the Borrower, and continuing until December 31, 2003, (the loan "Due Date"), at which time the remaining unpaid principal and interest shall be due in full.

This promissory note is a renewal of the original Promissory note dated January 22, 2002 and shall hereafter renew automatically in consecutive one-year increments, provided that either party may terminate this promissory note upon a 45 day written notice.

All payments on this Note shall be applied first in payment of accrued interest and late charges and any remainder in payment of principal.

The Borrower promises to pay a late charge of 2% of each installment that remains unpaid more than 10 day(s) after it is due. This late charge shall be paid as liquidated damages in lieu of actual damages, and not as a penalty.

The Borrower has the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.
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This Note is secured by the accounts receivable for goods or services sold or provided by the Borrower to its customers in the normal course of business, not including installment sales contracts. In addition, upon default by the Borrower, to the extent necessary to support any accounts receivable which secure this Note, the Lender shall have the non-exclusive right to use any equipment and general intangible assets of the Borrower related to the receivables, including patents, trademarks, software, and other intellectual property.

The Borrower agrees to maintain all collateral assets in good condition and repair, and will not allow their value to be impaired in any way. The Borrower will maintain insurance on all assets in a form satisfactory to the Lender, and the Borrower will diligently pursue the collection of all accounts receivable.

Unless this note becomes due and payable, the Borrower shall have the right to remain in possession of and to use and retain exclusive control of the collateral for its normal business operations.

The Lender is not required to rely on the above security described herein for the payment of this Note in the case of default, but may proceed directly against the Borrower.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

      1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the loan Due Date,

      2) the failure to pay the monthly interest and late charges for 30 days past when they were due,

      3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

      4)    the application for the appointment of a receiver for the Borrower;

      5) the making of a general assignment for the benefit of the Borrower's creditors;

      6)    the insolvency of the Borrower;

      7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

      8) Sale of or other change in control of more than 50% of the then voting Stock of the Borrower.

In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note other than as provided herein, or if there is a default in any security agreement which secures this Note.
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If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Wisconsin.

Signed this 23rd day of December, 2002, at ETC Offices, Waukesha, Wisconsin.

Borrower:
Electronic Tele-Communications, Inc.


By:  /s/ Jeffrey M. Nigl, Vice President
     -----------------------------------
         Jeff Nigl

Lender:
Esitec, llc.



By:  /s/ Dean W. Danner
     ------------------
         Dean Danner